Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002, except note 3 as to which the date is March 15, 2002, and note 22 as to which the date is March 18, 2002 relating to the financial statements of WellPoint Health Networks Inc., which appears in WellPoint Health Networks Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Los Angeles, California

February 25, 2003